THIS LEASE AMENDING AGREEMENT made the 8th day of October, 1998.

IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT.

B E T W E E N:

                              1117423 ONTARIO LTD., a Corporation Incorporated under the laws of Ontario,

                              (hereinafter called the "Landlord")

                              -and-

                              1218951 ONTARIO LIMITED, a Corporation
                              incorporated under the laws of Ontario,

                              (hereinafter called the "Tenant")

      WHEREAS the Tenant has agreed to sell its business to Prime Foods Processing Inc., (hereinafter called "Prime");

      AND WHEREAS Prime has agreed to sublease the premises described in a lease between the Landlord and the Tenant dated the 1st day of February, 1997 (the "Lease"), comprised of office and warehouse space located at 26 Milford Avenue, in the City of Toronto, formerly in the City of North York, (the "Leased Premises");

      AND WHEREAS the Landlord and Tenant have agreed to amend the Lease in accordance with the terms hereof;

      NOW THEREFORE WITNESSETH that in consideration of the sum of TEN ($10.00) DOLLARS and other good and valuable consideration passing between the Landlord and Tenant, the receipt and sufficiency of which is hereby acknowledged, the Landlord and Tenant agree as follows:

1. The Landlord hereby consents to the sublease of the Leased Premises by the Tenant to Prime.

2. The term of the Lease as described in Section 2.00 of the Lease is hereby extended to the 31st day of May, 2000.

3. During the period December 1, 1998 to November 30, 1999, the annual base rent (net net) pursuant to the Lease shall be increased to FOUR DOLLARS AND TWENTY-FIVE CENTS ($4.25) per square foot of the Leased Premises or THIRTY-SIX THOUSAND, SIX HUNDRED AND NINETY DOLLARS AND TWENTY FIVE CENTS ($36,690.25) to be paid in advance in equal monthly installments of THREE THOUSAND AND FIFTY-SEVEN DOLLARS AND FIFTY-TWO CENTS ($3,O57.52)
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                                       -2-


on the 1st day of each and every month, the first of such payments to be made on the 1st day of December, 1998 and the last payment of $3,057.52 to be paid November 30, 1999.

The annual base rent (net net) for the period December 1, 1999 to May 31, 2000 will be increased to FOUR DOLLARS AND FIFTY CENTS ($4.50) per square foot of the Leased Premises or THIRTY-EIGHT THOUSAND, EIGHT HUNDRED AND FORTY-EIGHT DOLLARS AND FIFTY CENTS ($38,848.50) to be paid in advance in equal monthly instalments of THREE THOUSAND, TWO HUNDRED AND THIRTY-SEVEN DOLLARS AND THIRTY-EIGHT CENTS ($3,237.38) on the 1st day of each and every month the first of such payments to be made on the 1st day of December, 1999 and the last payment of $3,237.38 to be paid May 1, 2000.

4. The Lease is hereby amended so that the Tenant shall deliver to the Landlord six (6) post-dated cheques drawn by Prime endorsed by the Tenant on account of the base rent (net net) immediately following the execution of the herein agreement and every six (6) months thereafter for the term of the Lease as amended herein.

5. The Tenant covenants and agrees that upon receipt of the realty tax bill, it will provide the Landlord with post-dated cheques, dated the instalment due dates and in the amount of each installment during each year of the term. Cheques are to be drawn by Prime and endorsed by the Tenant.

6. The parties hereto agree that the Landlord will place a fire insurance policy on the Leased Premises in the amount of SIX HUNDRED THOUSAND DOLLARS ($600,000.00) and the amount of the premium will be paid by the Tenant upon presentation of an invoice by the Landlord, PROVIDED THAT in no event will the premium be greater than the fair market premium for reasonable insurance coverage.

7. Section 7.09 of the Lease is hereby amended so that the Tenant may use and occupy the Leased Premises for the purpose at manufacturing pasta, pasta-related products and other food products.

8. Section 14.00 of the Lease is hereby amended so that the right of first refusal shall be exercisable by the Tenant and/or Prime.

9. In all other respects, the Landlord and the Tenant confirm the terms of the Lease.

10. This Agreement shall be binding upon the parties hereto and shall enure to the benefit of and be binding upon each of their respective successors and assigns.
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                                      - 2 -


on the 1st day of each and every month, the first of such payments to be made on the 1st day of December, 1998 and the last payment of $3,057.52 to be paid November 30, 1999.

The annual base rent (net net) for the period December 1, 1999 to May 31, 2000 will be increased to FOUR DOLLARS AND FIFTY CENTS ($4.50) per square foot of the Leased Premises or THIRTY-EIGHT THOUSAND, EIGHT HUNDRED AND FORTY-EIGHT DOLLARS AND FIFTY CENTS ($38,848.50) to be paid in advance in equal monthly instalments of THREE THOUSAND, TWO HUNDRED AND THIRTY-SEVEN DOLLARS AND THIRTY-EIGHT CENTS ($3,237.38) on the 1st day of each and every month the first of such payments to be made on the 1st day of December, 1999 and the last payment of $3,237.38 to be paid May 1, 2000.

4. The Lease is hereby amended so that the Tenant shall deliver to the Landlord six (6) post-dated cheques drawn by Prime endorsed by the Tenant on account of the base rent (net net) immediately following the execution of the herein agreement and every six (6) months thereafter for the term of the Lease as amended herein.

5. The Tenant covenants and agrees that upon receipt of the realty tax bill, it will provide the Landlord with post-dated cheques, dated the instalment due dates and in the amount of each instalment during each year of the term. Cheques are to be drawn by Prime and endorsed by the Tenant.

6. The parties hereto agree that the Landlord will place a fire insurance policy on the Leased Premises in the amount of SIX HUNDRED THOUSAND DOLLARS ($600,000.00) and the amount of the premium will be paid by the Tenant upon presentation of an invoice by the Landlord, PROVIDED THAT in no event will the premium be greater than the fair market premium for reasonable insurance coverage.

7. Section 7.09 of the Lease is hereby amended so that the Tenant may use and occupy the Leased Premises for the purpose of manufacturing pasta, pasta-related products and other food products.

8. Section 14.00 of the Lease is hereby amended so that the right of first refusal shall be exercisable by the Tenant and/or Prime.

9. In all other respects, the Landlord and the Tenant confirm the terms of the Lease.

10. This Agreement shall be binding upon the parties hereto and shall enure to the benefit of and be binding upon each of their respective successors and assigns.
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                                      - 3 -


Agreement as of the date first above written.

                                        1117423 ONTARIO LTD.

                                        Per: /s/ [ILLEGIBLE]                 c/s
                                            ------------------------------------
                                            Name:
                                            Title:

                                        I have authority to bind the Corporation


                                        1218951 ONTARIO LIMITED

                                        Per: /s/ [ILLEGIBLE]                 c/s
                                            ------------------------------------
                                            Name:
                                            Title:


                                        I have authority to bind the Corporation